Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Forian Inc. on Form S-8 (file number 333-253938) of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements of Forian Inc. as of December 31, 2021 and 2020, and for the years then ended, which report is included in this Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2021.

/s/ Marcum llp
San Jose, California
March 31, 2022